                                                                    Exhibit 12.1

                                NATIONSRENT, INC.

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                            FISCAL YEAR ENDED MARCH 31,
                                  ------------------------------------------------
                                                                                         APRIL 1
                                                                                         THROUGH
                                                                                        AUGUST 31,
                                       1994        1995        1996          1997          1997
                                  ----------  ----------   ---------    ----------      ---------
Earnings:
     Income before provision
      for income taxes                 1,094       1,482       1,710         2,755          2,255
     Interest expense                    162         239         583           866            580
     Amortization of debt
      issue costs
     Interest portion of rent
      expense(3)                          38          81         259           362            140
                                  ----------  ----------   ---------    ----------  -------------
     Earnings as adjusted              1,294       1,802       2,552         3,983          2,975
                                  ==========  ==========   =========    ==========  =============
Fixed charges:
     Interest expense                    162         239         583           866            580
     Amortization of debt
      issue costs                         --          --          --            --             --
     Interest portion of rent
      expense(3)                          38          81         259           362            140
                                  ----------  ----------   ---------    ----------  -------------
     Fixed charges                       200         320         842         1,228            720
                                  ==========  ==========   =========    ==========  =============
     Ratio of earnings to fixed
      charges                             65         5.6         3.0           3.2            4.1


                                                                                                     PRO FORMA AS ADJUSTED
                                          AUGUST 14        PRO FORMA                           --------------------------------
                                         (INCEPTION)      AS ADJUSTED        NINE MONTHS        NINE MONTHS         TWELVE
                                           THROUGH         YEAR ENDED           ENDED              ENDED          MONTHS ENDED
                                         DECEMBER 31,     DECEMBER 31,      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,
                                             1997           1997(1)             1998              1998(1)           1998(1)(2)
                                         ------------     ------------      -------------      -------------      -------------
Earnings:
     Income before provision
      for income taxes                     1,767            21,222             11,817              27,342             32,127
     Interest expense                        757            51,447              9,140              41,734             55,046
     Amortization of debt
      issue costs                              3                 3                251                 251                254
     Interest portion of rent
      expense(3)                             104             3,864              1,882               3,780              4,674
                                 ---------------  ----------------  -----------------  ------------------ ------------------
     Earnings as adjusted                  2,631            76,536             23,090              73,107             92,101
                                 ===============  ================  =================  ================== ==================
Fixed charges:
     Interest expense                        757            51,447              9,140              41,734             55,046
     Amortization of debt
      issue costs                              3                 3                251                 251                254
     Interest portion of rent
      expense(3)                             104             3,864              1,882               3,780              4,674
                                 ---------------  ----------------  -----------------  ------------------ ------------------
     Fixed charges                           864            55,314             11,273              45,765             59,974
                                 ===============  ================  =================  ================== ==================
     Ratio of earnings to fixed
      charges                                3.0               1.4                2.0                 1.6                1.5

------------------------

(1) The pro forma as adjusted statement of operations data for the year ended December 31, 1997 and the nine and twelve months ended September 30, 1998 give effect to the Acquisitions, the Founders' Additional Contribution, the Common Stock Private Placement, the Initial Public Offering, the Changes in Outstanding Indebtedness, this Offering, and the application of the net proceeds of this Offering as described in the "Pro Forma Consolidated Financial Statements" as if such transactions had occurred on the first day of the period presented, and in the case of the pro forma as adjusted balance sheet data, as of September 30, 1998.


(2) The unaudited pro forma as adjusted statement of operations data for the twelve months ended September 30, 1998 includes the historical results of the Company for the twelve months ended September 30, 1998 and the results of the Acquisitions from the effective date of their acquisition by the Company, and gives effect to the applicable 1997 Pro Forma Combined Acquisitions and the applicable 1998 Pro Forma Combined Acquisitions described in "Unaudited Pro Forma Consolidated Financial Statements," as if these transactions had occurred on October 1, 1997. The results of the Acquisitions subsequent in the dates of their acquisition are included in the historical results of the Company.


(3) For purposes of determining the ratio of earnings to fixed charges,
    (i) earnings consist of income before income taxes plus fixed charges and
    (ii) fixed charges consists of interest expense, amortization of debt issuance costs, and the estimated portion of rental expense.